UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2021 adomani, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38078	46-0774222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1215 Graphite Drive

Corona, California 92881

(Address of principal executive offices) (Zip Code)

(951) 407-9860

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	ADOM	OTC Markets Group Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☒

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01	Other Events.

On May 10, 2021, ADOMANI, Inc. (the “Company”) issued a press release announcing that it completed the second closing of its previously announced private placement on May 7, 2021, resulting in $16.275 million of additional cash proceeds.

As previously reported on the Current Report on Form 8-K of the Company filed on December 28, 2020 (the “Previous Form 8-K”), the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional and accredited investors, whereby the Company sold, and the investors purchased, shares of common stock of the company, par value $0.00001 (the “Common Stock”), and warrants (the “Warrants”) to purchase additional shares of Common Stock (the “Financing”).

Pursuant to the Securities Purchase Agreement, at the initial closing of the Financing (the “Initial Closing”) on December 31, 2020, the Company raised gross proceeds of $5,750,000 through the sale and issuance of 11,500,000 shares of Common Stock at a purchase price equal to $0.50 per share, and Warrants to purchase up to an aggregate of 8,625,001 shares of Common Stock at an exercise price of $0.50 per share.

Following the effectiveness of the Registration Statement on Form S-3 (File No. 333-255341) filed with the  U.S. Securities and Exchange Commission (the “SEC”) on April 19, 2021, registering the shares of Common Stock sold, and issuable under the Warrants, in connection with the Financing, and the closing of the Company’s acquisition of Envirotech Drive Systems, Inc. on March 16, 2021, the Company completed the second closing of the Financing, at which the Company raised aggregate gross proceeds of approximately $17,250,000 through the sale and issuance of 38,333,334 shares of Common Stock at a purchase price equal to $0.45 per share, and Warrants to purchase up to an aggregate of 19,166,670 shares of its Common Stock at an exercise price of $1.00 per share.

The foregoing description of the terms of the Purchase Agreement and the Warrants is not complete and is qualified in its entirety by reference to the terms of the Purchase Agreement and the Warrants, the forms of which were attached as Exhibits 10.1, 4.1 and 10.2, respectively, to the Previous Form 8-K.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of ADOMANI, Inc., dated May 10, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOMANI, Inc.

Dated: May 13, 2021	By:	/s/ Michael K. Menerey
Michael K. Menerey
Chief Financial Officer